                                                                       Exhibit 5
                                                                       ---------

                               October 14, 1996

SUMMA INDUSTRIES
21250 Hawthorne Boulevard, Suite 500
Torrance, California 90503

     Re:  Common Stock of Summa Industries ("Summa") issuable
          to the stockholders of LexaLite International Corporation ("LexaLite") as a consequence of the Merger of a wholly-owned subsidiary of Summa with and into LexaLite
          -------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Summa Industries, a California corporation ("Summa"), with respect to the proposed merger (the "Merger") of Charlevoix the Beautiful, Inc., a California corporation and wholly-owned subsidiary of Summa ("Subsidiary"), with and into LexaLite International Corporation, a Delaware corporation ("LexaLite"). As a consequence of the Merger, shares of Summa's Common Stock (the "Shares") will be issued to the former stockholders of LexaLite on the terms and conditions set forth in the Agreement of Merger dated
November    , 1996 by and among Summa, Subsidiary and LexaLite. The Shares will
         ---
be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Summa's Registration Statement on Form S-4 (the "Registration Statement") which became effective under the Securities Act on October 17, 1996.

     As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable under the circumstances for the purposes of rendering this opinion, and in the course thereof, we have obtained from public officials such assurances as to factual matters as we considered necessary.

    On the basis of and relying upon the foregoing examinations and inquiries, we are of the opinion that the Shares, when issued by Summa as a consequence of the Merger in the manner and upon the terms contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                     Very truly yours,


                                     Phillips & Haddan